EXECUTION COPY




                                    CARCORP, INC.,

                            COLLINS & AIKMAN PRODUCTS CO.,
                                 as Master Servicer,

                     ITS WHOLLY OWNED SUBSIDIARIES NAMED HEREIN,
                                     as Servicers

                                         and

                                    CHEMICAL BANK,
                                      as Trustee




                                 SERVICING AGREEMENT

                              Dated as of March 30, 1995



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                                  TABLE OF CONTENTS


                                                                       Page


                                      ARTICLE I

                                     DEFINITIONS  . . . . . . . . . . .   1
                  1.1.  Definitions . . . . . . . . . . . . . . . . . .   1
                  1.2.  Other Definitional Provisions . . . . . . . . .   1

                                      ARTICLE II

                             ADMINISTRATION AND SERVICING
                                    OF RECEIVABLES  . . . . . . . . . .   2
                  2.1.  Appointment of Master Servicer and
                          Servicers   . . . . . . . . . . . . . . . . .   2
                  2.2.  Servicing Procedures  . . . . . . . . . . . . .   2
                  2.3.  Collections . . . . . . . . . . . . . . . . . .   5
                  2.4.  Reconciliation of Deposits  . . . . . . . . . .   6
                  2.5.  Servicing Compensation  . . . . . . . . . . . .   7
                  2.6.  Addition of Servicers . . . . . . . . . . . . .   8

                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES
                       OF THE MASTER SERVICER AND THE SERVICERS . . . .   9
                  3.1.  Corporate Existence; Compliance with Law  . . .   9
                  3.2.  Corporate Power; Authorization  . . . . . . . .   9
                  3.3.  Enforceability  . . . . . . . . . . . . . . . .   9
                  3.4.  No Legal Bar  . . . . . . . . . . . . . . . . .  10
                  3.5.  No Material Litigation  . . . . . . . . . . . .  10
                  3.6.  No Default  . . . . . . . . . . . . . . . . . .  10
                  3.7.  Tax Returns . . . . . . . . . . . . . . . . . .  10
                  3.8.  Servicing Ability . . . . . . . . . . . . . . .  11
                  3.9.  Location of Records . . . . . . . . . . . . . .  11

                                      ARTICLE IV

                           COVENANTS OF THE MASTER SERVICER
                                  AND THE SERVICERS . . . . . . . . . .  11
                  4.1.  Servicer Repurchase Payment . . . . . . . . . .  11
                  4.2.  Delivery of Daily Reports . . . . . . . . . . .  12
                  4.3.  Delivery of Monthly Settlement Statement  . . .  13
                  4.4.  Delivery of Annual Servicer's Certificate . . .  13
                  4.5.  Delivery of Independent Public Accountants'
                          Servicing Reports   . . . . . . . . . . . . .  14
                  4.6.  Extension, Amendment and Adjustment of
                          Receivables; Amendment of and Compliance
                          with Policies   . . . . . . . . . . . . . . .  14
                  4.7.  Protection of Certificateholders' Rights  . . .  15
                  4.8.  Security Interest . . . . . . . . . . . . . . .  15

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                                                                       Page

                  4.9.  Location of Records . . . . . . . . . . . . . .  16
                  4.10.  Visitation Rights  . . . . . . . . . . . . . .  16
                  4.11.  Lockbox Agreement; Lockbox Accounts  . . . . .  16
                  4.12.  Instruments  . . . . . . . . . . . . . . . . .  17
                  4.13.  Delivery of Financial Statements . . . . . . .  17
                  4.14.  Notices  . . . . . . . . . . . . . . . . . . .  18

                                      ARTICLE V

                            OTHER MATTERS RELATING TO THE
                          MASTER SERVICER AND THE SERVICERS . . . . . .  18
                  5.1.  Merger, Consolidation, etc. . . . . . . . . . .  18
                  5.2.  Indemnification of the Trust and the
                          Trustee   . . . . . . . . . . . . . . . . . .  18
                  5.3.  Master Servicer Not to Resign . . . . . . . . .  19
                  5.4.  Access to Certain Documentation and
                          Information Regarding the Receivables   . . .  19

                                      ARTICLE VI

                                  SERVICER DEFAULTS . . . . . . . . . .  20
                  6.1.  Servicer Defaults . . . . . . . . . . . . . . .  20
                  6.2.  Trustee to Act; Appointment of Successor  . . .  23
                  6.3.  Waiver of Past Defaults . . . . . . . . . . . .  25

                                     ARTICLE VII

                               MISCELLANEOUS PROVISIONS . . . . . . . .  26
                  7.1.  Amendment . . . . . . . . . . . . . . . . . . .  26
                  7.2.  Termination . . . . . . . . . . . . . . . . . .  26
                  7.3.  Governing Law . . . . . . . . . . . . . . . . .  26
                  7.4.  Notices . . . . . . . . . . . . . . . . . . . .  26
                  7.5.  Counterparts  . . . . . . . . . . . . . . . . .  26
                  7.6.  Third-Party Beneficiaries . . . . . . . . . . .  26
                  7.7.  Merger and Integration  . . . . . . . . . . . .  26
                  7.8.  Headings  . . . . . . . . . . . . . . . . . . .  27
                  7.9.  No Set-Off  . . . . . . . . . . . . . . . . . .  27
                  7.10.  No Bankruptcy Petition . . . . . . . . . . . .  27
                  7.11.  Liability of Trustee . . . . . . . . . . . . .  27


                                             - ii -
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                    SERVICING AGREEMENT, dated as of March 30, 1995, among
          Carcorp, Inc., a Delaware corporation (the "Company"), Collins & Aikman Products Co., a Delaware corporation ("C&A Products"), as master servicer (in such capacity, the "Master Servicer"), each of the subsidiaries of C&A Products (whether now owned or hereafter acquired) from time to time parties hereto (each, in such capacity, a "Servicer" (which term shall also include C&A Products in its capacity as a Servicer of Receivables)) and Chemical Bank, a New York banking corporation, not in its individual capacity, but solely as trustee (in such capacity, the "Trustee").


                                W I T N E S S E T H :

                    WHEREAS, the Company, the Master Servicer and the Servicers (as Sellers thereunder) have entered into an Amended and Restated Receivables Sale Agreement, dated as of the date hereof (the "Receivables Sale Agreement");

                    WHEREAS, pursuant to the Receivables Sale Agreement, each Seller party thereto sells to the Company, and the Company purchases from such Seller, all of such Seller's right, title and interest in, to and under the Receivables (as defined in the Pooling Agreement dated as of the date hereof among the Company, the Master Servicer and the Trustee (the "Pooling Agreement")) now existing or hereafter created and in the rights of such Seller in, to and under all Related Property related thereto;

                    WHEREAS, the parties hereto wish to enter into this Agreement;

                    NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

                    1.1. Definitions. Unless otherwise defined herein, capitalized terms which are used herein shall have the meanings assigned to such terms in Section 1.1 of the Pooling Agreement or the Series 1 Supplement dated as of the date hereof among the Company, the Master Servicer and the Trustee (the "Series 1 Supplement").

                    1.2. Other Definitional Provisions. (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

                    (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to any Servicing Party, unless otherwise defined herein, shall have the respective meanings given to them under GAAP.

                    (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                                      ARTICLE II

                             ADMINISTRATION AND SERVICING
                                    OF RECEIVABLES

                    2.1.  Appointment of Master Servicer and Servicers.
          C&A Products agrees to act as the Master Servicer under the Pooling and Servicing Agreements and the Investor Certificateholders by their acceptance of the Certificates consent to C&A Products acting as Master Servicer. The Master Servicer will have responsibility for the management of the servicing and receipt of collections in respect of the Receivables and will have the authority to make any management decisions relating to the Receivables to the extent such authority is granted to the Master Servicer under any Pooling and Servicing Agreement. The Trustee and the Investor Certificateholders shall treat C&A Products as the Master Servicer and may conclusively rely on the instructions, notices and reports of C&A Products as Master Servicer for so long as C&A Products is the Master Servicer. In addition, each Servicer agrees to act as a Servicer under each Pooling and Servicing Agreement and the Investor Certificateholders by their acceptance of the Certificates consent to such Servicer acting as Servicer. Each Servicer will be responsible, as directed by the Master Servicer, for the servicing and administration of the Receivables originated by it.

                    2.2. Servicing Procedures. (a) The Master Servicer shall manage the servicing and administration of the Receivables, the collection of payments due under the Receivables and charging off any Receivables as uncollectible, all in accordance with the Policies and all the terms of this Agreement. The Master Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, but subject to the terms of this Agreement and the other Transaction Documents. Without limiting the generality of the foregoing and subject to Section 6.1, the Master Servicer or its designee is

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          hereby authorized and empowered (i) to instruct the Trustee to make withdrawals from, and payments to, the Collection Accounts in accordance with the Daily Report as set forth in the Pooling and Servicing Agreements, (ii) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence enforcement proceedings with respect to such Receivables and (iii) to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements or laws. The Master Servicer shall notify any Rating Agency of the appointment of a designee as provided for herein.

                    (b) Each Servicer, including the Master Servicer, will, at its cost and expense and as agent for the Company, the Trustee and the Investor Certificateholders, use its best efforts to collect, consistent with its past practices, as and when the same becomes due, the amount owing on each Receivable for which it is the Servicer. Neither the Master Servicer nor any Servicer will make any material changes that deviate from the Policies in its administrative, servicing and collection systems except as expressly permitted by the terms of any Pooling and Servicing Agreement. In the event of default under any Receivable, the responsible Servicer shall have the power and authority, on behalf of the Trustee for the benefit of the Investor Certificateholders, to take such action in respect of such Receivable as such Servicer may deem advisable. In the enforcement or collection of any Receivable, each Servicer shall be entitled to sue thereon in (i) its own name or (ii) if, but only if, the Company consents in writing (which consent will not be unreasonably withheld), as agent for the Company. In no event shall any Servicing Party be entitled to take any action which would make the Company, the Trustee or the Investor Certificateholders a party to any litigation without the express prior written consent of such Person.

                    (c) Without limiting the generality of the foregoing and subject to Section 6.1, each Servicing Party is hereby authorized and empowered to delegate any or all of its servicing, collection, enforcement and administrative duties hereunder with respect to the Receivables serviced by it to a Person who agrees to conduct such duties in accordance with the Policies; provided, however, that, in the event that such delegation would reasonably be expected to adversely affect the ability of such Servicing Party to perform its obligations in the manner contemplated by any Pooling and Servicing Agreement, or otherwise to have an

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          adverse effect upon the Receivables taken as a whole, such
          Servicing Party shall give prior written notice to the Trustee, each Agent and the Rating Agencies of any such delegation and prior to such delegation being effective shall have received notice that the Rating Agency Condition shall be satisfied after giving effect to such delegation and the consent of each Agent to any such delegation shall have been obtained. No delegation of duties by a Servicing Party permitted hereunder will relieve such Servicing Party of its liability and responsibility with respect to such duties.

                    (d) Neither any Servicing Party nor any Successor Servicer shall be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables transferred to the Trust from the procedures, offices, employees and accounts used by such Servicing Party or such Successor Servicer, as the case may be, in connection with servicing other receivables.

                    (e) Each Servicing Party shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting on behalf of the Servicing Party in any capacity with regard to the Receivables to handle funds, money, documents and papers relating to the Receivables. Any such fidelity bond and errors and omissions insurance shall protect and insure the Servicing Party against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons and shall be maintained in a form and amount that would meet the requirements of prudent institutional receivable servicers. No provision of this subsection 2.2(e) requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicing Party from its duties and obligations as set forth in this Agreement. The Servicing Party shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond and errors and omissions policy coverage and, by the terms of such fidelity bonds and errors and omission policy, the coverage afforded thereunder extends to the Servicing Party. Copies of all such fidelity bonds and insurance policies shall be provided to the Rating Agencies. Upon request of Investor Certificateholders evidencing more than 50% of an Outstanding Series, the Servicing Party shall cause to be delivered to the Trustee a certification evidencing coverage under such fidelity bond and insurance policy. Any such fidelity bond or insurance policy shall not be cancelled or modified in a materially adverse manner without ten days prior written notice to the Rating Agencies unless such fidelity bond or insurance policy is replaced by another fidelity bond or insurance policy that satisfies the requirements of this subsection 2.2(e).

                                    -4-

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                    (f)  Each Servicing Party shall comply with and perform
          its servicing obligations with respect to the Receivables in accordance with the contracts, if any, relating to the Receivables and the Policies, except insofar as any failure to so comply or perform would not materially and adversely affect the rights of the Trust, the Trustee or the Investor Certificateholders hereunder or under the Certificates in any Receivable.

                    (g) No Servicing Party shall take any action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the State of New York or as defined in any similar Canadian legislation) or any title in bearer form except in connection with its enforcement or collection of a Receivable, in which event such Servicing Party shall deliver such instrument to the Trustee as soon as reasonably practicable but in no event more than 30 days after execution thereof.

                    2.3. Collections. (a) The Servicers, or the Master Servicer on their behalf, shall have instructed all Obligors to make all payments in respect of the Receivables to a Lockbox, a Lockbox Account or to a Collection Account. All Collections received in a Lockbox shall, within one Business Day of receipt thereof, be deposited in a Lockbox Account. In the event that any payments in respect of the Receivables are made directly to a Servicing Party (including, without limitation, any employees thereof or independent contractors employed thereby), such Servicing Party shall, within two Business Days of receipt thereof, forward such amounts to a Lockbox, a Lockbox Account or a Collection Account and, prior to forwarding such amounts, such Servicing Party shall hold such payments in trust as custodian for the Trustee. Each of the Company and each Servicing Party represents, warrants and agrees that all Collections shall be collected, processed and deposited by it pursuant to, and in accordance with the terms of the Pooling and Servicing Agreements.

                    (b) Each Lockbox Agreement shall provide that the Lockbox Processor thereunder is irrevocably directed, and such Lockbox Processor irrevocably agrees, to (i) deposit funds received in the Lockbox directly into the Lockbox Account and
          (ii) transfer funds on deposit in the Lockbox Account within one Business Day of receipt thereof to the Trustee for deposit in the applicable Collection Account. Each Lockbox Agreement shall be substantially in the form of Exhibit B to the Pooling Agreement or in such form as the Lockbox Processor party thereto employs in the ordinary course of its business for transactions of a type similar to the one contemplated by this Agreement. A new Lockbox Account may be designated by the Company and the Master Servicer; provided that the Lockbox Processor chosen to maintain such new Lockbox Account shall have entered into a Lockbox Agreement with the Company, the Master Servicer and the Trustee. The Company or the Master Servicer shall notify each Rating Agency of the designation of a new Lockbox Account. Prior to any resignation of the Lockbox Processor or termination of the Lockbox Processor by the Company or the Trustee, the Master Servicer hereby agrees to obtain a replacement Lockbox Processor, the unsecured and uncollateralized obligations of which (or its holding company parent) are rated in one of the three highest long-term or short-term rating categories by each Rating Agency rating such replacement Lockbox Processor, to serve under a Lockbox Agreement which is reasonably acceptable to the Trustee.

                    (c) The Trustee shall administer amounts on deposit in the Collection Accounts and the Lockbox Accounts in accordance with the terms of the Pooling and Servicing Agreements. Each of the Company and each Servicing Party acknowledges and agrees that
          (i) it shall not have any right to withdraw any funds on deposit in any Collection Account or any Lockbox Account and (ii) all amounts deposited in any Collection Account or Lockbox Account shall be under the sole dominion and control of the Trustee.

                    (d) As soon as practicable but in any event not later than the Business Day following the date that any Servicing Party determines and identifies that any of the collected funds received in any of the Lockboxes, the Lockbox Accounts or the Collection Accounts do not constitute Collections on account of the Receivables, such monies which do not constitute such Collections shall be remitted to the relevant Seller to the extent such determination and identification is reasonably satisfactory to the Trustee (or such other Person as may be entitled thereto).

                    (e) All collections received or deposited in the Collection Accounts as "Collections" shall be deemed, for purposes of the Transaction Documents, to have been received or deposited as of the Business Day Received (as defined in the immediately succeeding sentence). As used herein, the term "Business Day Received" shall mean (i) if funds are deposited in the Collection Accounts by 1:00 p.m., New York City time, such day of deposit and (ii) if funds are deposited in the Collection Accounts after 1:00 p.m., New York City time, the Business Day next following such day of deposit.

                    (f) Unless otherwise required by law or unless an Obligor designates that a payment be applied to a specific Receivable, all Collections received from an Obligor shall be applied to the Receivables of such Obligor to which such Collections relate.

                    2.4. Reconciliation of Deposits. If in respect of a Collection of a Receivable any Servicing Party deposits into any Collection Account (a) a check received in respect of such Collection which check is not honored for any reason or (b) an

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          amount that is less than or more than the actual amount of such
          Collection, such Servicing Party shall, in lieu of making a reconciling withdrawal or deposit, as the case may be, adjust the amount subsequently deposited into such Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid; provided that no adjustments made pursuant to this Section 2.4 will change any amount previously reported pursuant to Section 4.3.

                    2.5.  Servicing Compensation.  (a)  As full
          compensation for their servicing activities hereunder and reimbursement for their expenses as set forth in subsection 2.5(b), the Servicing Parties shall be entitled to receive on each Distribution Date for the related Accrual Period prior to the termination of the Trust pursuant to Section 9.1 of the Pooling Agreement a servicing fee (the "Servicing Fee"), which shall be payable to the Master Servicer for the account of the Servicing Parties. The Servicing Fee shall be an amount equal to
          (i) the product of (A) the Servicing Fee Percentage and (B) the average aggregate Principal Amount of the Receivables in the Trust for such Accrual Period and (C) the number of days in such Accrual Period, divided by (ii) 360. Except as otherwise set forth in the related Supplement, the share of the Servicing Fee allocable to each Outstanding Series for any Accrual Period shall be an amount equal to the product of (i) the Servicing Fee and
          (ii) a fraction (expressed as a percentage) (A) the numerator of which is the daily average Invested Amount for such Accrual Period with respect to such Series (or, in the case of the Series 2 Certificates, the daily average Aggregate Commitment Amount) and (B) the denominator of which is the sum of (1) the daily average Invested Amounts for all Outstanding Series (other than Series 2) for such Accrual Period and (2) the daily average of the Aggregate Commitment Amount with respect to the Series 2 Certificates for such Accrual Period (with respect to any such Series, the "Monthly Servicing Fee"); provided, however, that if on any day C&A Products or any Affiliate thereof is acting as Master Servicer and an Early Amortization Event has occurred and is continuing with respect to any Outstanding Series, (i) the Monthly Servicing Fee with respect to such Series shall be deposited into the Expense Account up to the amount of the Expense Account Limit for application in accordance with Section
          7.3 of the Pooling Agreement and (ii) thereafter, the Monthly Servicing Fee with respect to such Series shall be deferred until all amounts due under the Investor Certificates of such Series have been paid in full. The Servicing Fee shall be payable to the Master Servicer solely pursuant to the terms of, and to the extent amounts are available for payment under, Article III of the Pooling Agreement. The Master Servicer shall issue invoices to the Canadian Seller once a month which invoice shall contain the following legend:


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

                  "Pursuant to the Servicing Agreement dated as of March 30, 1995 among Carcorp, Inc., Collins & Aikman Products Co., as Master Servicer, its wholly owned subsidiaries named therein, as Servicers, and Chemical Bank, as Trustee, the above noted servicing fee includes all sales and other value added taxes including Canadian goods and services tax and Canadian provincial sales tax, if applicable."

                    (b) The expenses of the Servicing Parties shall include the amounts due to the Trustee pursuant to Section 8.5 of the Pooling Agreement and the reasonable fees and disbursements of independent accountants, and including all other fees and expenses of the Trust (including counsel fees, if any) not expressly stated herein to be for the account of the Certificate-holders; provided, however, that in no event shall any Servicing Party be liable for any federal, state or local income or franchise tax, or any interest or penalties with respect thereto, assessed on the Trust, the Trustee or the Certificateholders except as expressly provided herein. Notwithstanding anything to the contrary herein or in any other Pooling and Servicing Agreement, in the event that the Master Servicer fails to pay any amount due to the Trustee pursuant to Section 8.5 of the Pooling Agreement, or during an Early Amortization Event, the Trustee shall be entitled, in addition to any other rights it may have under law and under the Pooling Agreement, to receive directly such amounts owing to it hereunder from, and in the same order of priority as, the Servicing Fee before payment to the Master Servicer of any portion thereof; provided, that in the event the Master Servicer, on its own behalf and on behalf of the Servicers, shall have elected to waive its rights to payment of the Servicing Fee or the Servicing Fee is deferred pursuant to subsection 2.5(a), the Trustee shall nonetheless be entitled to receive such amounts from payments which would ordinarily be applied to the payment of the Servicing Fee, in the same order of priority as though such Servicing Fee were payable. Each Servicing Party shall be required to pay expenses for its own account, and shall not be entitled to any payment therefor other than the Servicing Fee. Nothing contained herein shall be construed to limit the obligation of C&A Products to pay any amounts due the Trustee pursuant to Section 8.5 of the Pooling Agreement.

                    2.6. Addition of Servicers. Subject to the terms and conditions hereof, from time to time one or more Subsidiaries of C&A Products may be added as additional Servicers hereunder upon
          (a) execution by each such Subsidiary of an Additional Servicer Supplement and (b) the prior satisfaction with respect to such Subsidiary of each of the conditions precedent set forth in
          Section 3.4 of the Receivables Sale Agreement.


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

                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES
                       OF THE MASTER SERVICER AND THE SERVICERS

                    Each Servicing Party hereby makes the following representations and warranties to each of the other parties hereto:

                    3.1. Corporate Existence; Compliance with Law. Such Person (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite corporate power and authority, and all material licenses, permits, franchises, consents and approvals, to own or lease its property and assets and to carry on its business as now conducted and (iii) is duly qualified to do business as is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of Receivables as required by this Agreement requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not be reasonably likely to have a Material Adverse Effect.

                    3.2. Corporate Power; Authorization. Such Person has the corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Transaction Documents to which it is a party by or against such Person other than (i) those which have duly been obtained or made and are in full force and effect on the Initial Closing Date,
          (ii) any filings of UCC-1 financing statements (or similar instruments as may be necessary or advisable in the Provinces of Quebec and Ontario) necessary to perfect the Company's or the Trust's interest in the Receivables and the Related Property,
          (iii) those that may be required under state securities or "blue sky" laws in conection with the offering or sale of Certificates and (iv) any such consent, authorization, filing, notice or other act, the absence of which would not reasonably be likely to have a Material Adverse Effect. This Agreement and each other Transaction Document to which it is a party have been duly executed and delivered on behalf of such Person.

                    3.3. Enforceability. This Agreement and each other Transaction Document to which it is a party constitute the legal, valid and binding obligation of such Person enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

                    3.4. No Legal Bar. The execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party will not violate any Requirement of Law or Contractual Obligation of such Person except for violations that would not be reasonably likely to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien (other than Liens contemplated hereby) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                    3.5.  No Material Litigation.  Except as described in
          (i) the Annual Report on Form 10-K of Collins & Aikman Corporation, (ii) any Quarterly Report on Form 10-Q of Collins & Aikman Corporation or (iii) any Current Report on Form 8-K of Collins & Aikman Corporation, there are not any actions, suits or proceedings at law or in equity or by or before any court or Governmental Authority now pending or, to the knowledge of such Person, threatened against it or any of its properties or rights as to which there is a reasonable possibility of an adverse determination and which (A) if adversely determined, could individually or in the aggregate result in a Material Adverse Effect, or (B) involve this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby.

                    3.6. No Default. Such Person is not in default under or with respect to any of its Contractual Obligations in any respect which would be reasonably likely to have a Material Adverse Effect. No Early Amortization Event or Potential Early Amortization Event with respect to such Person has occurred and is continuing.

                    3.7. Tax Returns. It has filed or caused to be filed all Federal, and all material state, local and foreign, tax returns required to have been filed by it and has paid or caused to be paid all taxes shown thereon to be due and payable, and any assessments in excess of $2,000,000 in the aggregate received by it, except taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on its books and taxes, assessments, charges, levies or claims in respect of property taxes for property that it has determined to abandon where the sole recourse for such tax, assessment, charge, levy or claim is to such property. It has paid in full or made adequate provision (in accordance with GAAP) for the payment of all taxes due with respect to the periods ending on or before January 28, 1995, which taxes, if not paid or adequately provided for, would be reasonably likely to have a Material Adverse Effect. The tax returns of such Person have been examined by relevant Federal tax authorities for all periods through January 26, 1985, and all deficiencies asserted as a result of such examinations have been paid. Except as set forth on Schedule 4 to the Receivables Sale Agreement, as of the Initial Closing Date, with respect to such Person, (i) no material claims are being asserted in writing with respect to any taxes, (ii) no presently effective waivers or extensions of statutes of limitation with respect to taxes have been given or requested, (iii) no tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or any other taxing authority and (iv) no currently pending issues have been raised in writing by the Internal Revenue Service or any other taxing authority. For purposes of this paragraph, "taxes" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Governmental Authority.

                    3.8. Servicing Ability. As of the related Issuance Date, there has not been since the date of this Agreement any material adverse change in the ability of such Person to perform its obligations, as Servicer or Master Servicer, as the case may be, under any Transaction Document.

                    3.9. Location of Records. The offices at which such Person keeps its records concerning the Receivables serviced by it either (i) are located at the addresses set forth for such Person on Schedule 1 to the Receivables Sale Agreement or (ii) have been notified to the Trustee in accordance with the provisions of Section 4.9. The chief executive office of such Person is located at one of such locations and is the place where such Person is "located" for the purposes of Section 9-103(3)(d) of the UCC as in effect in the State of New York or, if applicable, for purposes of the relevant provincial laws of Canada.


                                      ARTICLE IV

                           COVENANTS OF THE MASTER SERVICER
                                  AND THE SERVICERS

                    4.1. Servicer Repurchase Payment. (a) If any Servicing Party shall breach any covenant contained in subsection 2.2(e), 2.2(f), 4.6, 4.7 or 4.8 which materially and adversely affects the interest of the Investor Certificateholders in any Receivable, then upon receipt by any Servicing Party of written notice of such event given by the Trustee or upon a Responsible Officer of such Servicing Party obtaining knowledge of such event (whether such breach relates to such Person or to another Person bound by such representations, warranties and covenants), the Servicing Parties, jointly and severally, shall purchase such Receivable from the Trust in accordance with subsection 4.1(b).

                    (b) The Servicing Parties, jointly and severally, shall purchase such Receivable by depositing into the applicable Collection Account in immediately available funds on the Business Day following the date on which the obligation to make such purchase arises pursuant to this Section 4.1, an amount equal to the outstanding Principal Amount of such Receivable (the "Servicer Repurchase Amount"). Upon each such purchase by a Servicing Party, the Trust shall automatically and without further action be deemed to sell, transfer, assign, and set over, and otherwise convey to such Servicing Party, without recourse, representation or warranty, all right, title and interest of the Trust in and to such Receivable, all monies due or to become due with respect thereto and all proceeds thereof; and such Receivable shall be treated by the Trust as collected in full as of the date on which it was transferred. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by such Servicing Party to effect the conveyance of any Receivable pursuant to this Section. The obligation of the Servicing Parties to purchase any such Receivables shall constitute the sole remedy respecting any breach of the representations, warranties and covenants set forth in subsection 2.2(e), 2.2(f), 4.6, 4.7 or 4.8 with respect to such Receivables available to Certificateholders or the Trustee on behalf of Certificate-holders.

                    4.2. Delivery of Daily Reports. (a) Unless otherwise specified in the Supplement with respect to any Series, for each Business Day (the "Reported Day") and with respect to each Outstanding Series, the Master Servicer shall submit to the Trustee and each Agent no later than 3:00 p.m., New York City time, on the second Business Day following each Reported Day, a report substantially in the form attached to the related Supplement of each such Series (the "Daily Report") setting forth for the Reported Day total Collections, the amount of Receivables and Eligible Receivables created, and such other information as the Trustee may reasonably request. The Daily Report shall be in an electronic format mutually agreed upon by the Master Servicer and the Trustee, or pending such agreement, by facsimile. By delivery of a Daily Report, the Master Servicer shall be deemed to have made a representation and warranty that all information set forth therein is true and correct.

                    (b) On each Business Day, each Servicer shall provide the Master Servicer with a written report (a "Seller Daily

          Report") with respect to the Receivables serviced by such Servicer, in a form to be agreed upon by such Servicer and the Master Servicer, which report shall contain such information as the Master Servicer shall need or otherwise request in order to complete the Daily Report.

                    4.3. Delivery of Monthly Settlement Statement. Unless otherwise specified in the Supplement with respect to any Outstanding Series, the Master Servicer hereby covenants and agrees that it shall deliver to the Trustee, each Agent and each Rating Agency by 11:00 a.m., New York City time, on each Settlement Report Date, a certificate of a Responsible Officer of the Master Servicer substantially in the form attached to the related Supplement of each such Series (a "Monthly Settlement Statement") setting forth, as of the last day of the Settlement Period most recently ended and for such Settlement Period, (a) the information described in such Monthly Settlement Statement (with such changes as may be agreed to by the Master Servicer, the Trustee and the Rating Agencies) and (b) such other information as the Trustee may reasonably request. Such certificate shall include a certification by a Responsible Officer of the Master Servicer that, to the best of such Responsible Officer's knowledge, the information contained therein is true and correct and each Servicing Party has performed in all material respects all of its obligations under each Transaction Document throughout such preceding Settlement Period (or, if there has been a material default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof). Each Servicer hereby agrees to provide sufficient information to the Master Servicer on a timely basis in order to permit the Master Servicer to prepare each Monthly Settlement Statement. A copy of each Monthly Settlement Statement may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

                    4.4. Delivery of Annual Servicer's Certificate. The Master Servicer agrees that it shall deliver to the Trustee, each Agent and each Rating Agency, a certificate of a Responsible Officer of the Master Servicer, substantially in the form of Exhibit D to the Pooling Agreement, stating that:

                       (a) a review of the activities of each Servicing Party during the preceding fiscal year (or in the case of the first such certificate issued after the Initial Closing Date, during the period from the Initial Closing
                  Date) and of its performance under each Transaction Document was made under the supervision of such Responsible Officer; and

                       (b) to the best of such Responsible Officer's knowledge, based on such review, (i) each Servicing Party has performed in all material respects its obligations under each Transaction Document throughout the period covered by such certificate (or, if there has been a material default in the performance of any such obligation, specifying each such default known to such Responsible Officer and the nature and status thereof) and (ii) each Daily Report and Monthly Settlement Statement was accurate and correct in all material respects, except as specified in such certificate.

          Such certificate shall be delivered by the Master Servicer within 45 days after the end of each fiscal year of C&A Products commencing with the fiscal year ending January 27, 1996. A copy of such certificate may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

                    4.5. Delivery of Independent Public Accountants' Servicing Reports. The Master Servicer will cause Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing which constitute one of the accounting firms commonly referred to as the "big six" accounting firms (or any successors thereto), or otherwise acceptable to the Trustee (who may also render other services to the Master Servicer, any Servicer and the Company) to furnish to the Company, the Trustee, each Agent and each Rating Agency within six months after the Initial Closing Date and thereafter within 120 days following the last day of each fiscal year of C&A Products a letter to the effect that such firm has performed certain agreed upon procedures relating to each Servicing Party with respect to the Receivables and its performance hereunder during the preceding fiscal year (or, in the case of the first such letter issued after the Initial Closing Date, during the period from the Initial Closing Date) and describing its findings with respect to such procedures. A copy of such report may be obtained by any Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

                    4.6.  Extension, Amendment and Adjustment of
          Receivables; Amendment of and Compliance with Policies.   (a)
          Each Servicing Party hereby covenants and agrees that it shall not extend, rescind, cancel, amend or otherwise modify, or attempt or purport to extend, rescind, cancel, amend or otherwise modify, the terms of, or grant any Dilution Adjustment to, any Receivable purported to be sold by such Person, or otherwise take any action which is intended to cause or permit an Eligible Receivable to cease to be an Eligible Receivable, except in any such case (i) in accordance with the terms of the Policies, (ii) as required by any Requirement of Law, (iii) in the case of any Dilution Adjustments, upon the payment by or on behalf of the related Seller of a Seller Adjustment Payment pursuant to Section
          2.5 of the Receivables Sale Agreement or (iv) to the extent that such modification could not reasonably be expected to have a materially adverse effect on the Company's or the Trust's interest in the Receivables. Any Dilution Adjustment authorized to be made pursuant to the preceding sentence shall result in the reduction, on the Business Day on which such Dilution Adjustment arises or is identified, in the aggregate Principal Amount of Receivables and if as a result of such a reduction, the Aggregate Receivables Amount is less than the Aggregate Target Receivables Amount, the related Seller shall be required to pay into the Series Principal Collection Sub-subaccount with respect to each Outstanding Series in immediately available funds within one Business Day of such determination such Series' pro rata share of the amount by which the Aggregate Target Receivables Amount exceeds the Aggregate Receivables Amount.

                    (b) No Servicing Party shall make any change or modification to the Policies in any material respect, except (i) if such changes or modifications are necessary under any Requirement of Law, (ii) if such changes or modifications would not reasonably be expected to have a material adverse effect on the Company's or the Trust's interests in the Receivables or
          (iii) if the Rating Agency Condition is satisfied with respect thereto; provided, however, that if any change or modification, other than a change or modification permitted pursuant to clause
          (i) or (ii) above, would reasonably be expected to have a material adverse effect on the interests of the Investor Certificateholders of a Series which is not rated by a Rating Agency, the consent of the applicable Agent shall be required to effect such change or modification. The applicable Servicing Party shall provide notice to each Rating Agency of any modification to the Policies.

                    (c) Each Servicing Party shall perform its obligations in accordance with and comply in all material respects with the Policies.

                    4.7. Protection of Certificateholders' Rights. Each Servicing Party hereby agrees that it shall take no action, nor intentionally omit to take any action, which could reasonably be expected to substantially impair the rights or interests of the Certificateholders in the Receivables nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Policies.

                    4.8. Security Interest. Each Servicing Party hereby covenants and agrees that it shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable sold and assigned to the Trust, whether now existing or hereafter created, or any interest therein, and such Servicing Party shall defend the right, title and interest of the Trust in, to and under any Receivable sold and assigned to the Trust, whether now existing or hereafter created, against all claims of third parties claiming through or under such Servicing Party or the Company; provided, however, that nothing in this Section 4.8 shall prevent or be deemed to prohibit such Servicing Party from suffering to exist upon any of the Receivables any Permitted Liens described in clause (i) of the definition thereof.

                    4.9. Location of Records. Each Servicing Party hereby covenants and agrees that it (a) shall not move its chief executive office or any of the offices where it keeps its records with respect to the Receivables or, in the case of the Canadian Seller, its legal head office, outside of the location specified in respect thereof on Schedule 1 to the Receivables Sale Agreement, in any such case, without giving 30 days' prior written notice to the Trustee and (b) shall promptly take all actions reasonably required (including but not limited to all filings and other acts necessary or reasonably requested by the Trustee as being advisable under the UCC or other similar statute or legislation) in order to continue the valid and enforceable interest of the Trust in all Receivables now owned or hereafter created.

                    4.10. Visitation Rights. Each Servicing Party shall, at any reasonable time during normal business hours on any Business Day and from time to time, upon reasonable prior notice, according to such Servicing Party's normal security and confidentiality requirements, permit (a) the Trustee, any Agent or any of their respective agents or representatives, (i) to examine and make copies of and abstracts from the records, books of account and documents (including computer tapes and disks) of such Person relating to the Receivables and (ii) following the termination of the appointment of such Person as Master Servicer or as Servicer, as the case may be, to be present at the offices and properties of such Person to administer and control the Collection of the Receivables and (b) the Trustee, any Agent or any of their respective agents or representatives, to visit the properties of such Person to discuss the affairs, finances and accounts of such Person relating to the Receivables or such Person's performance hereunder or under any of the other Transaction Documents to which it is a party with any of its officers or directors and with its independent certified public accountants; provided that the Trustee or the Agent, as the case may be, shall notify such Person prior to any contact with such accountants and shall give such Person the opportunity to participate in such discussions.

                    4.11. Lockbox Agreement; Lockbox Accounts. Each Servicing Party shall (a) maintain, and keep in full force and effect, each Lockbox Agreement to which such Person is a party, except to the extent otherwise permitted under the terms of the Transaction Documents, and (b) ensure that each related Lockbox Account shall be free and clear of, and defend each such Lockbox

          Account against, any writ, order, stay, judgment, warrant of attachment or execution or similar process.

                    4.12. Instruments. Each Servicing Party shall not take any action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in the State of New York or other similar statute or legislation) or any title in bearer form except in connection with the enforcement or collection of a Receivable.

                    4.13. Delivery of Financial Statements. The Master Servicer shall furnish to the Trustee:

                    (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Master Servicer, a copy of the consolidated balance sheets of the Master Servicer and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income, shareholders' equity and retained earnings and cash flows for such year, setting forth the comparative amounts for the previous year (beginning with the consolidated financial statements delivered for the 1996 fiscal year) and certified without a "going concern" or like qualification or exception, or scope limitation, by Arthur Andersen LLP or other independent certified public accountants of nationally recognized standing which constitute one of the accounting firms commonly referred to as the "big six" accounting firms (or any successors thereto), or otherwise acceptable to the Trustee; and

                    (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Master Servicer, commencing with the fiscal quarter ending April 29, 1995, the unaudited consolidated balance sheets of the Master Servicer and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income, shareholders' equity and retained earnings and cash flows of the Master Servicer and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth the comparative amounts for the corresponding quarter and portion of the previous year, certified by a Responsible Officer of the Master Servicer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

          all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                    4.14. Notices. Each Servicing Party shall furnish to the Trustee and each Rating Agency, promptly upon obtaining knowledge of the occurrence of any Purchase Termination Event, Potential Purchase Termination Event, Early Amortization Event, Potential Early Amortization Event or Servicer Default, written notice thereof.


                                      ARTICLE V

                            OTHER MATTERS RELATING TO THE
                          MASTER SERVICER AND THE SERVICERS

                    5.1. Merger, Consolidation, etc. The Master Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                    (a) the corporation formed by such consolidation or into which the Master Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Master Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if the Master Servicer is not the surviving entity, such corporation shall assume, without the execution or filing of any paper or any further act on the part of any of the parties hereto, the performance of every covenant and obligation of the Master Servicer hereunder;

                    (b) the Master Servicer has delivered to the Trustee an officer's certificate executed by a Vice President or more senior officer and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer comply with this Section 5.1 and that all conditions precedent herein provided for relating to such transaction have been complied with; and

                    (c) in the case of a merger into or conveyance or transfer by the Master Servicer of its properties and assets substantially as an entirety to any Person other than Collins & Aikman Corporation or any Seller, the Rating Agency Condition shall have been satisfied in respect thereof.

                    5.2. Indemnification of the Trust and the Trustee. Each Servicing Party hereby agrees, jointly and severally, to indemnify and hold harmless the Trustee for the benefit of the

          Certificateholders and the Trustee and their respective directors, officers, agents and employees (an "indemnified person") from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of, or relating to, activities of such Servicing Party pursuant to any Pooling and Servicing Agreement to which it is a party, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that the Servicing Parties shall not indemnify any indemnified person for any liability, cost or expense of such indemnified person (a) arising solely from the failure of an Obligor to make payment in respect of a Receivable as a result of defaults or other losses relating to such Receivable for which no specific indemnification obligation is required hereunder or (b) to the extent that such liability, cost or expense arises from the negligence, bad faith or willful misconduct of such indemnified person (or any of their respective directors, officers, agents or employees). The provisions of this indemnity shall run directly to, and be enforceable by, an injured party and shall survive the termination of this Agreement or the resignation of the Master Servicer or any Servicer.

                    5.3. Master Servicer Not to Resign. The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (a) the performance of its duties hereunder is no longer permissible under applicable law and (b) there is no reasonable action which the Master Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Master Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until a Successor Servicer or another Servicing Party shall have assumed the responsibilities and obligations of the Master Servicer in accordance with
          Section 6.2. Each Rating Agency shall be notified of such resignation.

                    5.4. Access to Certain Documentation and Information Regarding the Receivables. Each Servicing Party will hold in trust for the Trustee at the office of such Servicing Party set forth in Schedule 1 to the Receivable Sale Agreement such computer programs, books of account and other records as are reasonably necessary to enable the Trustee to determine at any time the status of the Receivables and all collections and payments in respect thereof (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof).

                                      ARTICLE VI

                                  SERVICER DEFAULTS

                    6.1. Servicer Defaults. If, with respect to any Servicing Party, any one of the following events (a "Servicer Default") shall occur and be continuing:

                    (a) failure by the Master Servicer to deliver, within two Business Days of the due date thereof, any Daily Report or, within three Business Days of the due date thereof, any Monthly Settlement Statement conforming in all material respects to the requirement of Section 4.2 or 4.3, as the case may be, in each case, after the earlier to occur of (i) the date upon which a Responsible Officer of the Master Servicer obtains knowledge of such failure or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee from holders of the Term Certificates evidencing 25% or more of the Term Certificates Invested Amount or by any Agent;

                    (b) failure by such Servicing Party to pay any amount on or before the date occurring five Business Days after the earlier to occur of (i) the date upon which a Responsible Officer of the Master Servicer obtains knowledge of such failure or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicing Party by the Trustee, or to such Servicing Party and the Trustee from holders of the Term Certificates evidencing 25% or more of the Term Certificates Invested Amount;

                    (c) failure on the part of such Servicing Party duly to observe or perform in any material respect any other covenants or agreements of such Servicing Party set forth in any Pooling and Servicing Agreement which has a material adverse effect on the holders of any outstanding Series, which continues unremedied until 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicing Party by the Trustee, or to such Servicing Party and the Trustee by holders of the Term Certificates evidencing 25% or more of the Term Certificates Invested Amount or by any Agent; provided that no Servicer Default shall be deemed to occur under this subsection if the related Servicing Party shall have complied with the provisions of Section 4.1 with respect thereto;

                    (d) any representation, warranty or certification made by such Servicing Party in any Pooling and Servicing Agreement or in any certificate delivered pursuant thereto shall prove to have been incorrect when made or deemed made, which incorrectness has a material adverse effect on the holders of any outstanding Series which material adverse effect continues unremedied until 30 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to such Servicing Party by the Trustee, or to such Servicing Party and the Trustee by holders of the Term Certificates evidencing 25% or more of the Term Certificates Invested Amount or by any Agent; provided that no Servicer Default shall be deemed to occur under this subsection if the related Servicing Party shall have complied with the provisions of Section 4.1 with respect thereto;

                    (e) (i) such Servicing Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or any Servicing Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Servicing Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Servicing Party or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 such days from the entry thereof; or (iv) any Servicing Party or any of its respective Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Servicing Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                    (f) there shall have occurred and be continuing a Purchase Termination Event with respect to such Servicing Party under the Receivables Sale Agreement;

          then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, the Trustee may, and at the written direction of (i) the holders of Term Certificates evidencing 50% or more of the Invested Amount (as such term is defined in the Series 1 Supplement) voting as a single class or (ii) the Majority Purchasers (as defined in the Series 2 Supplement) shall, by notice then given in writing to the Master Servicer and each Rating Agency (a "Termination Notice"), terminate all or any part of the rights and obligations of such Servicing Party as Master Servicer or Servicer, as the case may be, under the Pooling and Servicing Agreements. Notwithstanding anything to the contrary in this Section 6.1, a delay in or failure of performance referred to under clause (b) above for a period of 10 Business Days after the applicable grace period or a delay in or failure of performance referred to under clauses (a), (c) or (d) above for a period of 30 Business Days after the applicable grace period shall not constitute a Servicer Default, if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Servicing Party and such delay or failure was caused by an act of God or other similar occurrences. After receipt by a Servicing Party of a Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 6.2, all authority and power of such Servicing Party under any Pooling and Servicing Agreement to the extent specified in such Termination Notice shall pass to and be vested in a Successor Servicer (a "Service Transfer"); and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of a Servicing Party to cooperate) to execute and deliver, on behalf of such Servicing Party, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of such Servicing Party to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. Each Servicing Party agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of a Servicing Party to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of all authority of a Servicing Party to service the Receivables provided for under the Pooling and Servicing Agreements, including, without limitation, all authority over all Collections which shall on the date of transfer be held by a Servicing Party for deposit, or which have been deposited by a Servicing Party, in the Collection Accounts, or which shall thereafter be received with respect to the

          Receivables, and in assisting the Successor Servicer. The relevant Servicing Party shall promptly (x) assemble all such Servicing Party's documents, instruments and other records (including credit files, licenses, rights, copies of all relevant computer programs and any necessary licenses for the use thereof, related material, computer tapes, disks, cassettes and data) that
          (i) evidence or will evidence or record Receivables sold and assigned to the Trust and (ii) are otherwise necessary or desirable to enable a Successor Servicer to effect the immediate Collection of such Receivables, with or without the participation of any Seller or such Servicing Party and (y) deliver or license the use of all of the foregoing documents, instruments and other records to the Successor Servicer at a place designated thereby. In recognition of such Servicing Party's need to have access to any such documents, instruments and other records which may be transferred to such Successor Servicer hereunder, whether as a result of its continuing responsibility as a servicer of accounts receivable which are not sold and assigned to the Trust or otherwise, the Trustee agrees to cause such Successor Servicer to provide to such Servicing Party reasonable access to such documents, instruments and other records transferred by such Servicing Party to it in connection with any activity arising in the ordinary course of such Servicing Party's business; provided that such Servicing Party shall not disrupt or otherwise interfere with the Successor Servicer's use of and access to such documents, instruments and other records. To the extent that compliance with this Section 6.1 shall require a Servicing Party to disclose to the Successor Servicer information of any kind which such Servicing Party reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as such Servicing Party shall deem necessary to protect its interest.
          All costs and expenses incurred by the defaulting Servicing Party, the Successor Servicer and the Trustee in connection with any transfer resulting from a Servicer Default shall be for the account of such defaulting Servicing Party.

                    6.2.  Trustee to Act; Appointment of Successor.  (a)
          On and after the receipt by a Servicing Party of a Termination Notice pursuant to Section 6.1, such Servicing Party shall continue to perform all servicing functions under the Pooling and Servicing Agreements until the date specified in the Termination Notice or otherwise specified by the Trustee or the Company in writing or, if no such date is specified in such Termination Notice or otherwise specified by the Trustee, until a date mutually agreed upon by such Servicing Party and the Trustee. The Trustee shall, as promptly as possible after the giving of a Termination Notice, appoint an Eligible Successor Servicer as successor master servicer or successor servicer, as the case may be (the "Successor Servicer"). The Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee and the Company. In the event that a

          Successor Servicer has not been appointed or has not accepted its appointment at the time when the relevant Servicing Party ceases to act as Master Servicer or Servicer, as the case may be, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may delegate any of its servicing obligations to an affiliate or agent in accordance with subsection 2.2(c). All amounts in the Expense Account shall be available for the Successor Servicer (but only if such Successor Servicer is not C&A Products or any Affiliate thereof) for payment of all costs, losses, liabilities, expenses, damages or injuries (including, but not limited to, reasonable attorney's fees and other reasonable costs and expenses incurred in connection with any actual or threatened action, proceeding or claim) in connection with the performance of the Successor Servicer's duties under any Pooling and Servicing Agreement except any such cost, loss, liability, expense, damage or injury as may arise from its negligence, bad faith or willful
          misconduct.   Notwithstanding the above, the Trustee shall, if it
          is legally unable so to act, petition a court of competent jurisdiction to appoint any Person qualifying as an Eligible Successor Servicer as the Successor Servicer hereunder. The Master Servicer shall immediately give notice to each Rating Agency of the receipt of any Termination Notice and the appointment of a Successor Servicer.

                    (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicing Party to which it is successor with respect to servicing functions under the Pooling and Servicing Agreements (with such changes as are agreed to between such Successor Servicer and the Trustee) and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicing Party by the terms and provisions hereof, and all references in any Pooling and Servicing Agreement to the Master Servicer or Servicer, as the case may be, shall be deemed to refer to the Successor Servicer. The Successor Servicer shall manage the servicing and administration of the Receivables, the collection of payments due under the Receivables and charging off any Receivables as uncollectible, with reasonable care, using that degree of skill and attention that is the customary and usual standard of practice of prudent receivable servicers with respect to all comparable receivables serviced for itself and others. The Successor Servicer shall not be liable for, and relevant Servicing Party to which it is the successor shall indemnify the Successor Servicer against costs incurred by the Successor Servicer as a result of, any acts or omissions of such Servicing Party or any events or occurrences occurring prior to the Successor Servicer's acceptance of its appointment as Successor Servicer.

                    (c) The Trustee will review any bids obtained from Eligible Successor Servicers and the Trustee shall be permitted to appoint any Eligible Successor Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the Servicing Fee; provided, however, that the Company shall be responsible for payment of the Company's portion of the Servicing Fee as determined pursuant to Section 2.5.

                    (d) All authority and power granted to the Successor Servicer under any Pooling and Servicing Agreement shall automatically cease and terminate on the Trust Termination Date, and shall pass to and be vested in the Company and, without limitation, the Company is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights from and after the Trust Termination Date. The Successor Servicer agrees to cooperate with the Company in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer all of its records relating to the Receivables to the Company in such form as the Company may reasonably request and shall transfer all other records, correspondence and documents to the Company in the manner and at such times as the Company shall reasonably request. To the extent that compliance with this Section 6.2 shall require the Successor Servicer to disclose to the Company information of any kind which the Successor Servicer deems to be confidential, the Company shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall reasonably deem necessary to protect its interests.

                    6.3. Waiver of Past Defaults. Holders of Term Certificates evidencing more than 50% or more of the Term Certificates Invested Amount and the Majority Purchasers may waive any default by such Servicing Party or the Company in the performance of their obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments in respect of any Series of Certificates. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of the Pooling and Servicing Agreements. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. Either the Company or the applicable Servicing Party shall provide notice to each Rating Agency of any such waiver.

                                     ARTICLE VII

                               MISCELLANEOUS PROVISIONS

                    7.1. Amendment. (a) This Agreement may only be amended, supplemented or otherwise modified from time to time if such amendment, supplement or modification is effected in accordance with the provisions of Section 10.1 of the Pooling Agreement.

                    7.2. Termination. The respective obligations and responsibilities of the parties hereto shall terminate on the Trust Termination Date (unless such obligations or responsibilities are expressly stated to survive the termination of this Agreement).

                    7.3. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                    7.4. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (i) in the case of the Servicers, as set forth under their signatures in the Receivables Sale Agreement and (ii) in the case of the Master Servicer, the Company and the Trustee, as set forth in Section 10.5 of the Pooling Agreement, or to such other address as may be hereafter notified by the respective parties hereto.

                    7.5. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                    7.6. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and the Certificateholders and their respective successors and permitted assigns. Except as otherwise provided in this Article VII, no other person will have any right or obligation hereunder.

                    7.7. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

                    7.8. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                    7.9. No Set-Off. Except as expressly provided in this Agreement, each Servicing Party agrees that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Accounts for any amount owed to it by the Company, the Trust, the Trustee or any Certificateholder.

                    7.10. No Bankruptcy Petition. Each of the Trustee and each Servicing Party hereby covenants and agrees that, prior to the date which is one year and one day after the later of (i) the date on which the principal of and all other amounts in respect of the Term Certificates have been repaid in full or (ii) the date on which the principal of and all other amounts in respect of the VFC Certificates have been repaid in full, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

                    7.11. Liability of Trustee. Notwithstanding anything in this Agreement to the contrary, in no event shall the Trustee be liable to any Person for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits that are not direct damages), even if the Trustee has been advised of the likelihood of such loss or damage; provided, however, that this Section 7.11 shall be of no force and effect in the event that such loss or damage is a result of the Trustee's bad faith, negligence or willful misconduct.

                    IN WITNESS WHEREOF, the Company, the Servicing Parties and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                        CARCORP, INC.


                                        By: Anthony Hardwick
                                           Name: Anthony Hardwick
                                           Title: Vice President, Secretary
                                                  and Treasurer


                                        CHEMICAL BANK, not in its
                                        individual capacity but solely as
                                        Trustee


                                        By: Charles E. Dooley
                                           Name: Charles E. Dooley
                                           Title: Vice President




                                        COLLINS & AIKMAN PRODUCTS CO., as
                                        Master Servicer

                                        By: Anthony Hardwick
                                           Name: Anthony Hardwick
                                           Title: Vice President, Controller,
                                                  Acting Chief Financial Officer
                                                  and Assistant Treasurer

                                        COLLINS & AIKMAN PRODUCTS CO., as
                                        Servicer for itself and for Ack-Ti-
                                        Lining, Inc., The Akro Corporation,
                                        Collins & Aikman Floor Coverings,
                                        Inc. and Dura Convertible Systems,
                                        Inc.


                                        By: Anthony Hardwick
                                           Name: Anthony Hardwick
                                           Title: Vice President, Controller,
                                                  Acting Chief Financial Officer
                                                  and Assistant Treasurer



                                        WCA CANADA INC., as Servicer

                                        By: Anthony Hardwick
                                           Name: Anthony Hardwick
                                           Title: Agent

                                        IMPERIAL WALLCOVERINGS, INC., as
                                        Servicer


                                        By:Anthony Hardwick
                                           Name: Anthony Hardwick
                                           Title: Acting Chief Financial
                                                         Officer